UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2008

Commission File Number: 000-53311

JayHawk Energy, Inc.
(Exact name of registrant as specified in its charter)

Colorado	20-0990109
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
6240 E. Seltice Way, Suite C, Post Falls, Idaho (Address of principal executive office)	83702 (Postal Code)
(208) 667-1328 (Issuer's telephone number)

370 Interlocken Blvd. Suite 400, Broomfield, Colorado 80021
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 - Creation of a Direct Financial Obligation.

Convertible Promissory Note

On July 30, 2008, the Registrant entered into a convertible promissory note with an investor for $800,000 (“Convertible Note”).  The Convertible Note is due in one year, or upon default, whichever is earlier, and bears interest at the annual rate of 12%.  The Convertible Note has an optional conversion feature by which the holder can convert the principal and accrued interest to shares of the Registrant’s common stock at a conversion price of $1.75 per share. In connection with the issuance of the Convertible Note, the Registrant also agreed that the holder will be entitled to a grant of 400,000 warrants exercisable at $2.10 per share (“Warrant Agreement”) and which expire after two years. The Convertible Note and the Warrant Agreement were issued in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

A copy of the Convertible Note is attached hereto as Exhibit 10.1, and the Warrant Agreement is attached as Exhibit 10.2.  These brief descriptions of the Convertible Note and the Warrant Agreement are not intended to be complete and are qualified in their entirety by reference to the full text of the Convertible Note and the Warrant Agreement which are attached.

ITEM 3.02 - Unregistered Sales of Equity Securities.

See Item 2.03 for a description of the Convertible Note and the Warrant Agreement.

ITEM 9.01 - Financial Statements and Exhibits

    (d) Exhibits

Exhibit	Description
10.1	Form of Convertible Promissory Note
10.2	Form of Warrant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Jayhawk Energy, Inc.

Date:  August 5, 2008                        By: /s/ Lindsay E. Gorrill
                                                                          Name:  Lindsay E. Gorrill
                          Title:  President and CEO